Exhibit 23.2

                           LBB & ASSOCIATES LTD., LLP
                        10260 Westheimer Road, Suite 310
                                Houston, TX 77042
                    Phone: (713) 800-4343 Fax: (713) 456-2408


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated December 3, 2013, relating to the financial statements of Asiya Pearls, Inc., in the Registration Statement of Asiya Pearls, Inc. Form S-1/A (Amendment No. 2) to be filed with the commission on or about March 6, 2014, which appears in such Registration Statement. We also consent to the reference to us under the heading "Interest of Named Experts And Counsel" in this registration statement.



/s/ LBB & Associates Ltd., LLP
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LBB & Associates Ltd., LLP

Houston, Texas
March 6, 2014